EXHIBIT 11


                                                  UCAR INTERNATIONAL INC.
                                             COMPUTATION OF EARNINGS PER SHARE
                                        (Dollars in millions, except per share data)
                                                                                          Three Months Ended March 31,
                                                                               ____________________________________________________
                                                                                        1996                         1995
                                                                               _______________________      _______________________
                                                                                              Fully                        Fully
                                                                                 Primary     Diluted         Primary      Diluted
                                                                               __________   __________      __________   __________

Income (loss) before cumulative effect of change in accounting principle.....  $    35.1    $    35.1       $   (45.5)   $   (45.5)

Pro forma effects of the Recapitalization (after tax):
   Compensation expense related to the Company's long
      term incentive compensation plan.......................................        -            -               1.0          1.0
   Senior subordinated credit facility expense...............................        -            -               4.0          4.0
   Net adjustment to interest................................................        -            -              (3.0)        (3.0)
   Taxes due to Recapitalization.............................................        -            -              37.0         37.0

Pro forma effects of the Initial Offering and Redemption (after tax):
   Net adjustment to interest................................................        -            -               4.0          4.0

Pro forma effects of the Refinancing (after tax):
   Net adjustment to interest................................................        -            -               2.0          2.0
                                                                               __________   __________      __________   __________
Income (loss) from continuing operations for
   income calculation (Pro forma in 1995)....................................  $    35.1    $    35.1       $    (0.5)   $    (0.5)
Cumulative effect on prior years of change in accounting for inventories.....        7.0          7.0             -            -
                                                                               __________   __________      __________   __________
        Net income (loss) - common stockholders (Pro forma in 1995)..........  $    42.1    $    42.1       $    (0.5)   $    (0.5)
                                                                               ==========   ==========      ==========   ==========

Weighted average number of common and common equivalent shares applicable to each earnings per share calculation (Pro forma in 1995):
   Weighted average number of shares outstanding.............................  46,015,215   46,015,215      45,039,718   45,039,718
   Dilutive effect of stock options..........................................   2,175,323    2,236,368       2,697,994    2,697,994
                                                                               __________   __________      __________   __________
                                                                               48,190,538   48,251,583      47,737,712   47,737,712
                                                                               ==========   ==========      ==========   ==========

Net income (loss) per common share (Pro forma in 1995) (A):
   Income (loss) before cumulative effect of change in accounting principle..  $     0.73   $     0.73      $   (0.01)   $   (0.01)
   Cumulative effect on prior years of change in accounting for inventories..        0.15         0.15           -            -
                                                                               __________   __________      __________   __________
        Net income (loss) per share..........................................  $     0.88   $     0.88      $   (0.01)   $   (0.01)
                                                                               ==========   ==========      ==========   ==========


(A)   Fully diluted earnings per share is not significantly different than primary net income per share, and therefore, has not been presented on the face of the Consolidated Statements of Operations.

